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                                                                EXHIBIT 8.2



                                                                    June 7, 2000




Loronix Information Systems, Inc.
820 Airport Road
Durango, CO 81301

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the Form S-4 Registration Statement filed with the Securities and Exchange Commission (which contains a Prospectus and joint Proxy Statement ("Proxy Statement/Prospectus")) (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger dated as of March 5, 2000 (the "Merger Agreement") among Loronix Information Systems, Inc., a Nevada corporation ("Loronix"), Comverse Technology, Inc., a New York corporation ("Comverse"), and Comverse Acquisition Corp., a Nevada corporation and a direct wholly owned subsidiary of Comverse ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Loronix, and Loronix will become a wholly owned subsidiary of Comverse.

         Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as counsel to Loronix in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time), and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the facts, statements, covenants, descriptions, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         1. The Merger Agreement;

         2. The Proxy Statement/Prospectus;

         3. Certificates of officers of Loronix, Comverse and Merger Sub, respectively (the "Officers' Tax Certificates"); and

         4. Such other instruments and documents related to the formation, organization, and operation of Loronix, Comverse and Merger Sub, and related to the Merger, as we have deemed necessary or appropriate.



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Loronix
June 7, 2000
Page 2


         In connection with rendering this opinion, we also have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

         1. Original documents (including signatures thereto) submitted to us are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are prerequisites to effectiveness thereof;

         2. All representations, warranties, and statements made or agreed to by Loronix, Comverse, Merger Sub, their managements, employees, officers, directors, and shareholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Officers' Tax Certificates are true and accurate at all relevant times and no actions have been (or will be) taken which are inconsistent with such representations;

         3. All covenants contained in the Merger Agreement (including exhibits thereto) and the Officers' Tax Certificates are performed without waiver or breach of any material provision thereof;

         4. The Merger will be reported by Loronix and Comverse on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

         5. Any representation or statement made in any of the documents referred to herein "to the best of knowledge" of any person or party or similarly qualified is correct without such qualification.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Merger Agreement and the statements set forth in the Officers' Tax Certificates are true and correct as of the Effective Time, then, for United States federal income tax purposes, the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. In addition, the discussion contained in the Registration Statement under the caption "United States Federal Income Tax Considerations of the Merger," subject to the limitations and qualifications described therein, sets forth the material United States federal income tax considerations generally applicable to the Merger.

         This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequences of the Merger or any other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed


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Loronix
June 7, 2000
Page 3


herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-U.S. persons, and stockholders who acquired their shares of Loronix stock pursuant to the exercise of options or otherwise as compensation).

         No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate through the Effective Time and at all relevant times thereafter. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion only represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

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Loronix
June 7, 2000
Page 4


         We hereby consent to the reference to our firm under the caption "United States Federal Income Tax Considerations of the Merger" in the Proxy Statement/Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,



                                    /s/ WILSON SONSINI GOODRICH & ROSATI
                                    -------------------------------------

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation